EXHIBIT 99.1

OUACHITA BANCSHARES CORP.

This Proxy is Solicited on Behalf of the Board of Directors for use

at the Special Meeting of Shareholders on                     , 2014

The undersigned shareholder of Ouachita Bancshares Corp. (“Ouachita Bancshares”) hereby constitutes and appoints                      and                     , and each of them, attorneys, agents and proxies with full power of substitution, to vote as proxy the number of shares of common stock, par value $0.01 per share, of Ouachita Bancshares which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Ouachita Bancshares to be held at                      at     :00   .m., local time, on                     , 2014, and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated                     , 2014, timely receipt of which are hereby acknowledged.

This Proxy may be revoked at any time before it is exercised.

1.	Proposal to approve the Agreement and Plan of Reorganization (the “Merger Agreement”), dated January 8, 2014, between Ouachita Bancshares and BancorpSouth, Inc., which provides for the merger of Ouachita Bancshares with and into BancorpSouth, Inc. Adoption of the Merger Agreement will also constitute approval of the merger and the other transactions contemplated by the Merger Agreement.

☐  For                                          ☐  Against                                          ☐  Abstain

Shares of Ouachita Bancshares stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve the Merger Agreement. If any other matter is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

The board of directors of Ouachita Bancshares recommends a vote “FOR” the proposal to approve the Merger Agreement. Such vote is hereby solicited on behalf of the board of directors.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

Please sign, date and return this Proxy promptly using the enclosed envelope.

Please sign exactly as your name appears on the certificate(s) representing your share(s) of stock of Ouachita Bancshares. When signing as attorney, trustee, executor, administrator or guardian, please give full title as such. If shares are held by a corporation, please sign the full corporate name by president or other authorized officer. If shares are held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Dated                     , 2014

(Signature of Shareholder)

(Print Name of Shareholder)

(Signature of Shareholder)

(Print Name of Shareholder)